UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2003

EARL SCHEIB, INC.
(Exact name of registrant as specified in its chapter)

Delaware	1-4822	95-1759002
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

15206 Ventura Boulevard Suite 200 Sherman Oaks, California		91403
(Address of principal executive offices)		(Zip Code)

(818) 981-9992
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On August 13, 2003, the Registrant issued a Press Release, attached as Exhibit 99.1 to this Current Report on Form 8-K, disclosing that it had closed a $10 million credit facility with Wells Fargo Foothill.  The Loan and Security Agreement, dated as of August 4, 2003, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARL SCHEIB, INC.
(Registrant)

Date: August 15, 2003	By:
/s/ Christian K. Bement
	Name:	Christian K. Bement
	Title:	President and Chief Executive Officer